SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549
                               FORM 8-K
                            CURRENT REPORT
                Pursuant to Sectiona13 or 15(d) of the
                     Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2002 (June 28, 2002)

                      VEREX LABORATORIES, INC.
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       (Exact name of registrant as specified in its charter)

                               Colorado
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            (State or other jurisdiction of incorporation)

         0-11232                                      84-0850695
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   (Commission File No.)                (IRS Employer Identification No.)

                          Building D, Suite 100
                          14 Inverness Dr. East,
                           Englewood, CO 80112
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          (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 799-4499


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Item 1.  Changes in Control of Registrant.
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     On July 3, 2002, PRP attempted to returned the 1,345,517
shares (the "Purchase Shares") of Verex Laboratories, Inc. ("Verex") that
PRP had previously purchased from James M. Dunn and Carolyn K. Dunn, Raincrest Associates, LLC, Birklea, LTD and Glyn Mills (collectively, the "Selling Shareholders") pursuant to that certain Stock Purchase and Subscription Agreement (the "SPA"), dated as of March 31, 2000, among PRP, the Selling Shareholders and James B. Petre. The Selling Shareholders are currently uncertain as to whether they are going to accept return of the foregoing shares and are seeking legal asvise in that matter. As of July 3, 2002, PRP beneficially owns 52.95% of Verex common stock.

Item 5.  Other Events
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      On June 28, 2002, PRP notified Verex of its intent to terminate that certain Business Services Agreement, dated as of April 12, 2000, by and between Verex and PRP, effective as of August 27, 2002.

      On June 28, 2002, Steve R. Howe notified Verex of his resignation from the positions of Chairman of the Board. Chief Evecutive Officer and Secretary of Verex, effective as of June 28, 2002. In his letter of resugnation, Mr. Howe who has been a director and officer of Verex since March 2000 gave no reason for his resignation.

      On June 28,2002, Patrick Bols notifiied Verex of has resignation from the positions of Director and President of Verex, effective as of June 28, 2002. In his letter of resignation, Mr. Bols who has been a director and officer of Verex since March 2000 gave no reason for his resignation.







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SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant)                              VEREX LABORATORIES, INC.

(Date)                                    July 3, 2002     By:
BY(Signature)                             /s/James M. Dunn, M.D.
(Name and Title)                          President


























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